UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  June 1, 2005

GigaBeam Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-50985	20-0607757
(Commission File Number)	(IRS Employer Identification No.)

470 Springpark Place, Suite 900, Herndon, VA	20170
(Address of Principal Executive Offices)	(Zip Code)

(571) 283-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

From June 1 through June 7, 2005, GigaBeam Corporation (the “Company”) sold an aggregate of 1,126 additional shares (the “Shares”) of its 10% Series A Redeemable Preferred Stock (“Preferred Stock”), with a stated value of $700 per Share, and 112,600 additional common stock purchase warrants (the “Warrants”) to accredited investors, for an aggregate purchase price of $793,830 (the “Recent Closings”), in the private financing it commenced in May 2005 (the “Financing”). This will result in net proceeds to the Company with respect to the Recent Closings of $702,539.55 after payment of fees to a placement agent in the amount of $91,290.45. The Recent Closings include 300 Shares and 30,000 Warrants purchased by Louis S. Slaughter, the Company’s Chief Executive Officer, for $211,500. To date, the Company has received gross proceeds of $1,900,680 in the Financing. The Preferred Stock and Warrants sold in the Recent Closings have the same terms as those sold in the prior closings of the Financing, which terms are described in the Company’s Current Report on Form 8-K filed on May 12, 2005. The Shares and Warrants were issued in the Recent Closings without registration under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemptions from registration provided under 4(2) of the Act and Regulation D promulgated thereunder. The issuances did not involve any public offering; the Company obtained representations from the investors regarding their investment intent, experience and sophistication; the investors either received or had access to adequate information about the Company in order to make informed investment decisions; the Company reasonably believed that the investors were sophisticated within the meaning of Section 4(2) of the Act; and the Shares and Warrants were issued with restricted securities legends.

Item 1.01 Entry into Material Definitive Agreement

In June 2005, the Company entered into a 12-month consulting agreement with RTEM LLC, pursuant to which it will provide the Company with services and advice relating to the telecommunications industry, for consideration of $120,000 in cash, a purchase option exercisable for 17,550 shares of common stock at $7.00 per share until January 28, 2011, 17,550 common stock warrants, each exercisable to purchase one share of the Company’s common stock at an exercise price of $7.00 per share until January 28, 2011 (“Consultant Warrants”), and such additional number of purchase options and Consultant Warrants as may mutually be agreed. The Consultant Warrants provide for certain weighted average anti-dilution protection and for cashless exercise rights. In addition, the Company may redeem all but not part of the Consultant Warrants as provided under the terms of such warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GigaBeam Corporation (Registrant)

By:	/s/ Caroline Baldwin Kahl
Caroline Baldwin Kahl
Vice President and Corporate Counsel

Date: June 7, 2005